Exhibit 3.2

BYLAWS
OF
CERES, INC.

Article I
OFFICES, CORPORATE SEAL

Section 1.01     Registered Office. The registered office of the corporation in Delaware shall be that set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or in a certificate filed with the Secretary of State of Delaware changing the registered office.

Section 1.02     Other Offices. The corporation may have such other offices, within or without the State of Delaware, as the directors shall, from time to time, determine.

Section 1.03     Corporate Seal. The corporation shall have no seal.

Article II
MEETINGS OF STOCKHOLDERS

Section 2.01     Place and Time of Meetings. All meetings of the stockholders shall be held at such place as may be designated from time to time by the Board of Directors and, in the absence of such designation, shall be held at the principal executive office of the corporation. The directors shall designate the time of day for each meeting of the stockholders and, in the absence of such designation, every meeting of stockholders shall be held at ten o’clock a.m. local time at the place of such meeting. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

Section 2.02     Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, the corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors. If an annual meeting is held, then at such meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If a written consent electing directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Section 2.03     Special Meetings. Special meetings of the stockholders, called by the Board of Directors or the Chief Executive Officer, may be held at any time and for any purpose or purposes, unless otherwise prescribed by statute. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).

Section 2.04     Quorum, Adjourned Meetings. Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) if it is a special meeting, to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

Section 2.05        Voting. Unless otherwise provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or in the corporation’s Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the corporation’s capital stock that has voting power and that is held by such stockholder. Cumulative voting shall not be allowed in the election of directors or for any other reason. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.06     Required Vote. When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to a majority or other proportion of the votes of such stock, voting stock or shares. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.07     Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.08     List of Stockholders. After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.09     Notice of Meetings. Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.

Section 2.10     Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person entitled to said notice, delivered to the corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

Section 2.11     Written Action. Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the corporation within sixty days of the delivery of the earliest-dated consent. An electronic transmission, including e-mail, consenting to such action and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (1) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is delivered to the corporation in accordance with Section 228(d)(1) of the Delaware General Corporation Law. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 2.12     Remote Communication. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the corporation.

Article III
DIRECTORS

Section 3.01     General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

Section 3.02     Number. The number of directors of the corporation shall be determined from time to time by the Board of Directors but in no case shall the number of directors be less than one.

Section 3.03     Nomination and Term of Office. The initial directors shall be as set forth in the Organizational Written Consent of the Incorporator of the corporation. Thereafter, the Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any corporation stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the corporation, or such other officer of the corporation as may be designated by the Board of Directors, no later than ninety days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the corporation’s stock owned, directly or indirectly, by the nominator. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.08 hereof, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.04     Board Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by any director on one day’s notice to each other director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

Section 3.05     Waiver of Notice. A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice.  Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.06     Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

Section 3.07     Remote Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.08     Vacancies; Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. The previous sentence notwithstanding, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

Section 3.09     Removal. Any or all of the directors may be removed from office at any time, with or without cause, in accordance with Section 141(k) of the Delaware General Corporation Law.

Section 3.10     Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the corporation for inclusion in the minute book.

Section 3.11     Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any Bylaw of the corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the resolution of the Board of Directors appointing the committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 3.12     Compensation. The Board of Directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the Board of Directors and its committees. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Article IV
OFFICERS

Section 4.01     Offices Created; Election. The corporation shall have such officers as the Board of Directors, the Chief Executive Officer, if any, or the President, if any, from time to time may elect; provided, however, that the Chief Executive Officer and the President shall be elected by the Board of Directors. Any number of offices or functions of those offices may be held or exercised by the same person. The Board of Directors, the Chief Executive Officer or the President may elect officers at any time.

Section 4.02     Term of Office. Each officer shall hold office until his or her successor has been elected and qualified, unless a different term is specified at the time such officer is elected, or until his or her earlier death, resignation or removal.

Section 4.03     Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the Board of Directors, the Chief Executive Officer or the President; provided, however, that the Chief Executive Officer or the President shall be removed only by the Board of Directors.

Section 4.04     Resignation. An officer may resign at any time by giving written notice to the corporation. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

Section 4.05     Vacancies. A vacancy in any office may be filled by the Board of Directors, the Chief Executive Officer or the President; provided, however, that any vacancy in the office of Chief Executive Officer shall be filled, if at all, by the Board of Directors.

Section 4.06     Powers. Unless otherwise specified by the Board of Directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these Bylaws (if any are so set forth), (ii) specified at the time such officer is elected or in any subsequent resolution or document with respect to such officer’s duties authorized by the Board of Directors, the Chief Executive Officer or the President or (iii) commonly incident to the office held. An officer elected or appointed pursuant to Section 4.01 may, without the approval of the Board of Directors, the Chief Executive Officer or the President, as applicable, delegate some or all of the duties and powers of an office to other persons.

Section 4.07     Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer, if any: (i) shall have general active management of the business of the corporation; (ii) shall see that all orders and resolutions of the Board of Directors are carried into effect; and (iii) shall perform such other duties as from time to time may be assigned by the Board of Directors. If at any time the corporation does not have a President, or the President is absent, disqualified from acting, unable to act or refuses to act, then the Chief Executive Officer shall have the powers and authority of the President under the Delaware General Corporation Law and these Bylaws.

Section 4.08     Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer, if any: (i) shall cause to be kept accurate financial records for the corporation; (ii) shall render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all the transactions and of the financial condition of the corporation; and (iii) shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President from time to time.

Section 4.09     President. The President, if any, shall be subject to the direction and control of the Chief Executive Officer and the Board of Directors and shall have such powers and duties as the Board of Directors or the Chief Executive Officer may assign to the President. If the Chief Executive Officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties of, the Chief Executive Officer.

Section 4.10     Vice Presidents. The Vice Presidents, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer and the President and shall have such powers and duties as the Board of Directors, the Chief Executive Officer or the President may assign to them.

Section 4.11     Treasurer. The Treasurer, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the President, and shall have such powers and duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President may assign to the Treasurer.

Section 4.12     Secretary. The Secretary, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the President, and shall have such powers and duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President may assign to the Secretary.

Section 4.13     Other Officers. Any other officer elected by the Board of Directors, the Chief Executive Officer or the President shall have those powers and shall perform those duties that are (a) specified at the time such officer is elected or in any subsequent resolution or document with respect to such officer’s duties authorized by the Board of Directors, the Chief Executive Officer or the President and (b) commonly incident to the office held.

Section 4.14     Compensation. The compensation of officers of the corporation shall be fixed by the Board of Directors or by any officer or officers authorized by the Board of Directors to prescribe the compensation of such other officers.

Section 4.15     Fidelity Bonds. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

Article V
CAPITAL STOCK

Section 5.01     Certificate for Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates, and, if stock is issued in uncertificated form, each holder thereof, shall be entitled upon request to have a certificate (representing the number of shares registered in certificate form) signed in the name of the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.02     Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered, or of other consideration as may be allowed under Section 152 of the Delaware General Corporation Law.

Section 5.03     Transfer of Shares. The shares of stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the corporation or its agents may reasonably require. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.

Section 5.04     Stockholders of Record. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

Section 5.05     Loss of Certificates. Any stockholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the certificate alleged to have been lost, stolen or destroyed or on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Article VI
DIVIDENDS

Section 6.01     Declaration of Dividends. Subject to the provisions of the Certificate of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

Section 6.02     Entitled Stockholders. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Article VII
INDEMNIFICATION

Section 7.01     Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the corporation or is or, while a director or officer of the corporation, was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized in the specific case by the Board of Directors or is expressly required by law.

Section 7.02     Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an Indemnitee shall, to the fullest extent not prohibited by applicable law, also have the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if required by the Delaware General Corporation Law, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under Section 7.01 or otherwise.

Section 7.03     Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the corporation’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.04     Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.05     Indemnification Contracts. The Board of Directors is authorized to cause the corporation to enter into indemnification contracts with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VII.

Section 7.06     Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the corporation.

Section 7.07     Other Indemnification. The corporation’s obligation, if any, to indemnify or advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 7.08     Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 7.09     Saving Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and advance expenses to each director and officer to the fullest extent not prohibited by any applicable portion of this Article VII that shall not have been invalidated, or by any other applicable law. If this Article VII shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify and advance expenses to each director and officer to the fullest extent permitted under any other applicable law.

Article VIII
AMENDMENTS

Section 8.01     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors, at any special meeting of the stockholders or of the Board of Directors or by written action by the stockholders or by the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting or any notice required for such written action. The power of the Board of Directors to adopt, amend or repeal Bylaws shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws, and a Bylaw amendment adopted by the stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote or written action that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

Article IX
SECURITIES OF OTHER CORPORATIONS

Section 9.01     Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, and subject to any limitations imposed by the Chief Executive Officer of the corporation, any elected or appointed officer of the corporation shall have full power and authority on behalf of this corporation (i) to attend any meeting of security holders of other corporations or legal entities in which this corporation may hold securities and to vote such securities on behalf of this corporation; (ii) to execute any proxy for such meeting on behalf of this corporation; or (iii) to execute a written consent or a written action in lieu of a meeting of such other corporation or legal entity on behalf of this corporation. The elected or appointed officer acting on behalf of this corporation shall possess and may exercise any and all rights and powers incident to the ownership of such securities that this corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, grant such power and authority to one or more other persons. The corporation may rely on any instrument signed by an officer of any stockholder of the corporation as the act of such stockholder of the corporation, unless the Board of Directors or the Chief Executive Officer has knowledge that such reliance is not reasonable.

Section 9.02     Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, and subject to any limitations imposed by the Chief Executive Officer of the corporation, any elected or appointed officer of the corporation shall have full power and authority on behalf of this corporation to purchase, sell, transfer or encumber any and all securities of any other corporation or legal entity, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer like powers upon any other person or persons.

Article X
GENERAL PROVISIONS

Section 10.01   Inspection of Books and Records. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from: (1) the corporation’s stock ledger, a list of its stockholders, and its other books and records; and (2) other documents as required by law. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office or at its principal place of business.

Section 10.02   Reserve. The directors of the corporation may set apart, out of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 10.03   Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

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